PubliCARD, Inc.
(Debtor-In-Possession)
Balance Sheet
As of December 31, 2007
December 31, 2007
Balance Sheet

Current Assets
Cash	$1,793
Restricted Cash	-
Due From Related Parties	-
Accounts Receivable-Net	(268)
Inventory Net	-
Prepaid Other	-
Prepaid Insurance and Rent	6,250
Prepaid Professional	-
Prepaid Expenses	11,364
Total Current Assets	19,139

Property, Plant, & Equipment - Gross	14,404
Accumulated Depreciation	(10,853)
Property, Plant, & Equipment - Net	3,551
Intangibles - Gross	-
Accumulated Amortization	-

Intangibles - Net	-
Organizational Costs	-
Other - Non-Current	-

Total Assets	$22,690

Post-Petition Liabilities
Cash Overdrafts	$-
Accounts Payable	34,264
Accrued Payroll/Commission	22,047
Accrued Consulting	60,000
Due to Affiliates	71,915
Other Current Liabilities/Accrued Professional Fees	46,740
Total Post Petition Current Liabilities	234,966

Pre-Petition Liabilities
Cash Overdrafts	-
Accounts Payable	294,021
Deferred Revenues	-
Accrued Payroll/Commission	-
Obligations For Capital Leases Current	-
Other Current Liabilities	11,606
Total Pre- Petition Current Liabilities	305,627

Interest Payable	-
Other Long Term Liabilities	-
-

Total Liabilities	540,593

Stockholders' Deficit
Class A Preferred Stock Second Series, no par value:1,000 shares authorized	2,325,000
465 shares issued and outstanding
Common shares, $0.10 par value: 40,000,000 shares authorized; 24,940,902	2,494,090
shares outstanding
Additional paid-in capital	108,624,824
Accumulated deficit	(113,961,817)
Total Stockholders Deficit	(517,903)

Total Liabilities and Stockholders' Deficit	$22,690